Exhibit 99.1

Offerpad Announces Record Fourth Quarter Results;

Reports 95% Increase in Full-Year Revenue to $2.07 Billion,

Positive Net Income and Adjusted EBITDA

Exceeded Fourth Quarter and Full-Year Expectations

Fourth-Quarter 2021 Financial Highlights – compared with the prior-year fourth quarter:

•	Revenue increased 289% to $867.5 million
•	Gross profit increased 178% to $70.3 million
•	Earnings per share increased to $0.05 on Net Income of $12.8 million; includes a $0.06 per share benefit from the mark to market of warrants
•	Adjusted EBITDA increased 420% to $7.7 million

CHANDLER, Ariz. – Feb. 23, 2022 – Offerpad Solutions Inc. (“Offerpad,” the “Company,” “we” or “our”) (NYSE: OPAD), a leading tech-enabled platform for buying and selling residential real estate, today released financial results for the three months ended and year ended December 31, 2021.

“We finished the quarter with record results capping off a remarkable year,” said Brian Bair, Chairman and CEO of Offerpad. “We exceeded our growth targets and financial expectations as demand for our services continues to grow. Our team successfully delivered a personal and customized experience to thousands of customers in 2021, earning us a 93%1 customer satisfaction rating. Customers recognize the benefits Offerpad brings to their real estate experience, and our exceptional results highlight the value of our customer-centric approach.”

Operational Highlights for 2021 include:

•	Doubling the team to over 1,000 employees, highlighting Offerpad as a desirable workplace where innovation and creativity are redefining residential real estate;
•	Setting a new record by completing over 8,000 home renovations, increasing the supply of upgraded and move-in ready homes;
•	Increasing acquisitions by 156%; and
•	Maintaining an average time from acquisition to sale below its 100-day target.

[1]	Based on over 3,600 customer surveys conducted in 2021.

Q4 2021 Financial Highlights

	Q4 2021		Q4 2020		Percentage Change
Homes acquired	3,049		1,032		195%
Homes sold	2,423		849		185%
Revenue	$867.5M		$223.2M		289%
Gross profit	$70.3M		$25.3M		178%
Net income/(loss) (reported)[1]	$12.8M		($1.3M	)	N.A.
Adjusted Net loss	($2.8M	)	($1.3M	)	(115%)
Adjusted EBITDA	$7.7M		$1.5M		420%
Contribution profit after interest per home sold	$18,400		$20,700		(11%)

[1]	Includes $15.6 million non-cash credit in Q4 2021 to mark to market the Warrant Liability.

Full Year 2021 Financial Highlights

	2021	2020		Percentage Change
Homes acquired	9,023	3,519		156%
Homes sold	6,373	4,281		49%
Revenue	$2.07B	$1.06B		95%
Gross profit	$207.8M	$87.8M		137%
Net income/(loss) (reported)[1]	$6.5M	($23.1M	)	N.A.
Adjusted Net income/(loss)	$4.0M	($23.1M	)	N.A.
Adjusted EBITDA	$29.9M	($8.2M	)	N.A.
Contribution profit after interest per home sold	$22,900	$9,000		154%

[1]	Includes $2.5 million non-cash credit in 2021 to mark to market the Warrant Liability.

“Our rigorous, analytically driven underwriting practices and deep industry expertise again demonstrated our ability to provide attractive offers to homeowners in a fiscally responsible manner,” said Mike Burnett, CFO of Offerpad. “While nearly doubling our revenue in 2021 to over $2 billion and generating positive net income, we demonstrated our ability to effectively adapt and execute this business model even in a rapidly changing and unpredictable business climate.”

Brian Bair noted that “Offerpad’s agility enables a dynamic model that adjusts to changes inherent in the real estate industry. Our leadership team understands the market and has decades of experience, creating confidence in the sustainability of our long-term growth and a path to consistent profitability.”

Additional information regarding Offerpad’s fourth quarter and full-year 2021 financial results and management commentary can be found by accessing the Company’s Quarterly Letter to Shareholders on the Offerpad investor relations at https://investor.offerpad.com.

First Quarter 2022 Outlook

“We’re excited to build on our positive momentum in 2022 with the continuing strength of the residential real estate market, increasing consumer adoption, and our industry leading operational execution,” said Bair. Offerpad is providing its first quarter outlook for 2022 as follows:

Q1 2022 Outlook
Homes Sold	3,000 – 3,150
Revenue	$1.1B – $1.15B
Adjusted EBITDA[1]	$20M – $26M

[1]	See Non-GAAP financial measures below for an explanation of why a reconciliation of this guidance cannot be provided.

Conference Call and Webcast Details

Offerpad Chairman and CEO Brian Bair and CFO Mike Burnett will host a conference call and accompanying webcast on Feb. 23, 2022, at 5 p.m. EST. The webcast can be accessed on Offerpad’s Investor Relations website at https://investor.offerpad.com/events-and-presentations. Participants can register at https://www.incommglobalevents.com/registration/q4inc/9581/offerpad-fourthquarter-2021-earnings-conferencecall/ to receive a personalized dial in number and PIN. Access to a replay of the webcast will be available from the same website address shortly after the live webcast concludes.

About Offerpad

Offerpad’s mission is to provide your best way to buy and sell a home. Period. We use technology-enabled solutions to remake the home selling and buying experience by offering customers the convenience, control and certainty to solve their housing needs. We combine our fundamental real estate expertise with our data-driven digital “Solutions Center” platform to give users a holistic, customer-centric experience, enabling them to efficiently sell and buy their homes online with streamlined access to other services including mortgage, listing, and buyer representation services. Visit Offerpad.com for more information.

#OPAD_IR

Contacts

Investors

Stefanie Layton

Investors@offerpad.com

602-706-4905

Media

Laura Collins

480-220-0021

David Stephan

951-970-6336

Press@Offerpad.com

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook for first quarter 2022, expectations regarding profitability and anticipated growth in the industry in which Offerpad operates are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; the impact of the COVID-19 pandemic; Offerpad’s ability to manage its growth effectively; Offerpad’s ability to accurately value and manage inventory, and to maintain an adequate and desirable supply of inventory; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; and the success of strategic relationships with third parties. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Quarterly Report on Form 10-Q for the three months ended September 30, 2021 filed with the Securities and Exchange Commission on November 10, 2021, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERPAD SOLUTIONS INC.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2021	2020	2021	2020
Revenue	$867,540	$223,230	$2,070,446	$1,064,257
Cost of revenue	797,248	197,975	1,862,631	976,478

Gross profit	70,292	25,255	207,815	87,779

Operating expenses:
Sales, marketing and operating	51,474	17,738	146,872	76,786
General and administrative	12,286	5,277	30,317	17,481
Technology and development	3,197	1,816	10,860	7,270

Total operating expenses	66,957	24,831	188,049	101,537

Income (loss) from operations	3,335	424	19,766	(13,758)
Other income (expense):
Change in fair value of warrant liabilities	15,649	—	2,464	—
Interest expense	(6,178)	(1,627)	(15,848)	(10,031)
Other income, net	—	47	248	834

Total other income (expense)	9,471	(1,580)	(13,136)	(9,197)

Income (loss) before income taxes	12,806	(1,156)	6,630	(22,955)
Income tax expense	—	(163)	(170)	(163)

Net income (loss)	$12,806	$(1,319)	$6,460	$(23,118)

Net income (loss) per share, basic	$0.05	$(0.02)	$0.05	$(0.40)

Net income (loss) per share, diluted	$0.05	$(0.02)	$0.05	$(0.40)

Weighted average common shares outstanding, basic	238,395	57,865	118,571	57,865

Weighted average common shares outstanding, diluted	261,897	57,865	143,220	57,865

OFFERPAD SOLUTIONS INC.

Consolidated Balance Sheets

(Unaudited)

	As of December 31,
(in thousands, except par value per share)	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$169,817	$43,938
Restricted cash	24,616	6,804
Accounts receivable	6,165	2,309
Inventory	1,132,571	171,359
Prepaid expenses and other current assets	9,808	2,880

Total current assets	1,342,977	227,290
Property and equipment, net	5,146	8,231
Other non-current assets	4,959	352

TOTAL ASSETS	$1,353,082	$235,873

LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,399	$2,149
Accrued and other current liabilities	35,027	11,181
Secured credit facilities and notes payable, net	861,762	50,143
Secured credit facilities and notes payable - related party	164,434	126,825

Total current liabilities	1,067,622	190,298
Secured credit facilities and notes payable, net of current portion	—	4,710
Warrant liabilities	24,061	—
Other long-term liabilities	3,830	—

Total liabilities	1,095,513	195,008

Commitments and contingencies
Temporary equity:
Series A convertible preferred stock, zero and 21,011 shares authorized, respectively; zero and 20,907 shares issued and outstanding, respectively; liquidation preference of $0 and $15,099, respectively	—	14,921
Series A-1 convertible preferred stock, zero and 10,905 shares authorized, issued and outstanding, respectively; liquidation preference of $0 and $7,500, respectively	—	7,470
Series A-2 convertible preferred stock, zero and 8,322 shares authorized, issued and outstanding, respectively; liquidation preference of $0 and $7,500, respectively	—	7,463
Series B convertible preferred stock, zero and 58,390 shares authorized, issued and outstanding, respectively; liquidation preference of $0 and $50,000, respectively	—	49,845
Series C convertible preferred stock, zero and 56,716 shares authorized, respectively; zero and 39,985 shares issued and outstanding, respectively; liquidation preference of $0 and $105,750, respectively	—	104,424

Total temporary equity	—	184,123

Stockholders’ equity (deficit):
Class A common stock, $0.0001 and $0.00001 par value, respectively; 2,000,000 and 256,694 shares authorized, respectively; 224,154 and 57,865 shares issued and outstanding, respectively	22	—
Class B common stock, $0.0001 and zero par value, respectively; 20,000 and zero shares authorized, respectively; 14,816 and zero shares issued and outstanding, respectively	2	—
Additional paid in capital	389,601	5,908
Accumulated deficit	(132,056)	(138,516)
Treasury stock	—	(10,650)

Total stockholders’ equity (deficit)	257,569	(143,258)

TOTAL LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,353,082	$235,873

OFFERPAD SOLUTIONS INC.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
($ in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$6,460	$(23,118)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	523	434
Gain on sale of property and equipment	(246)	—
Amortization of debt financing costs	916	262
Impairment of inventory	2,843	3,170
Stock-based compensation	3,079	1,363
Change in fair value of warrant liabilities	(2,464)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,845)	937
Inventory	(949,591)	169,079
Prepaid expenses and other assets	(5,288)	115
Accounts payable	4,130	841
Accrued and other liabilities	21,563	1,781

Net cash (used in) provided by operating activities	(921,920)	154,864

Cash flows from investing activities:
Purchases of property and equipment	(13,687)	(2,858)
Proceeds from sales of property and equipment	2,032	—

Net cash used in investing activities	(11,655)	(2,858)

Cash flows from financing activities:
Proceeds from Business Combination	284,011	—
Issuance cost of common stock	(51,249)	—
Borrowings from credit facilities and notes payable	2,764,071	799,997
Repayments of credit facilities and notes payable	(1,912,837)	(960,510)
Payment of debt financing costs	(7,632)	(457)
Proceeds from exercise of stock options	902	—
Proceeds from issuance of Class C preferred stock, net	—	29,823
Repurchase of common stock	—	—

Net cash provided by (used in) financing activities	1,077,266	(131,147)

Net change in cash, cash equivalents and restricted cash	143,691	20,859
Cash, cash equivalents and restricted cash, beginning of period	50,742	29,883

Cash, cash equivalents and restricted cash, end of period	$194,433	$50,742

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$169,817	$43,938
Restricted cash	24,616	6,804

Total cash, cash equivalents and restricted cash	$194,433	$50,742

Supplemental disclosure of cash flow information:
Cash payments for interest	$21,875	$14,048
Supplemental disclosure of non-cash investing and financing activities:
Transfer of property and equipment, net to inventory	$14,464	$—
Acquisition of warrant liabilities	$26,525	$—
Conversion of preferred stock to common stock	$184,123	$—
Conversion of treasury stock	$10,650	$—

Non-GAAP Financial Measures

In addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income.

Offerpad may calculate or present their non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.

Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)

To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.

Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period.

Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / Margin

Offerpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net inventory impairment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net inventory impairment is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end and subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.

Contribution Profit / Margin

Offerpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income which historically is primarily comprised of net income to us from the investment related to Offerpad Home Loans “OPHL” operations. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.

Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.

Contribution Profit / Margin After Interest

Offerpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.

Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

The following table presents a reconciliation of Offerpad’s Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to Offerpad’s gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except percentages and homes sold, unaudited)	2021	2020	2021	2020
Gross profit (GAAP)	$70,292	$25,254	$207,815	$87,779
Gross margin	8.1%	11.3%	10.0%	8.2%
Homes sold	2,423	849	6,373	4,281
Gross profit per home sold	$29.0	$29.7	$32.6	$20.5
Adjustments:
Inventory impairment - current period (1)	985	144	1,205	160
Inventory impairment - prior period (2)	(511)	(46)	(160)	(842)
Interest expense capitalized (3)	3,511	396	6,294	2,962

Adjusted gross profit	$74,277	$25,748	$215,154	$90,059
Adjusted gross margin	8.6%	11.5%	10.4%	8.5%
Adjustments:
Direct selling costs (4)	(19,894)	(5,981)	(48,066)	(30,878)
Holding costs on sales - current period (5)(6)	(1,339)	(434)	(4,262)	(4,419)
Holding costs on sales - prior period (5)(7)	(558)	(158)	(214)	(1,393)
Other income (8)	0	47	248	834

Contribution profit	$52,486	$19,221	$162,860	$54,203
Contribution margin	6.0%	8.6%	7.9%	5.1%
Homes sold	2,423	849	6,373	4,281
Contribution profit per home sold	$21.7	$22.6	$25.6	$12.7
Adjustments:
Interest expense capitalized (3)	(3,511)	(396)	(6,294)	(2,962)
Interest expense on homes sold - current period (9)	(2,575)	(916)	(10,228)	(8,500)
Interest expense on homes sold - prior period (10)	(1,749)	(336)	(468)	(4,169)

Contribution profit after interest	$44,651	$17,574	$145,870	$38,572
Contribution margin after interest	5.1%	7.9%	7.0%	3.6%
Homes sold	2,423	849	6,373	4,281
Contribution profit after interest per home sold	$18.4	$20.7	$22.9	$9.0

(1)	Inventory impairment – current period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)	Inventory impairment – prior period is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)

Interest expense capitalized represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

(4)	Direct selling costs represents selling costs incurred related to homes sold in the period presented. This primarily includes broker commissions and title and escrow closing fees.

(5)	Holding costs primarily include property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs.
(6)	Represents holding costs incurred on homes sold in the period presented and expensed to Sales, marketing, and operating on the Consolidated Statements of Operations.
(7)	Represents holding costs incurred in prior periods on homes sold in the period presented and expensed to Sales, marketing, and operating on the Consolidated Statements of Operations.
(8)	Other income in 2021 was earned from the sale of certain fixed assets. In 2020, other income primarily consists of net income to Offerpad from Offerpad’s historical investment in OPHL.
(9)	Represents both senior and mezzanine interest expense incurred on homes sold in the period presented and expensed to Interest expense on the Consolidated Statements of Operations.
(10)

Represents both senior and mezzanine secured credit facilities interest expense incurred in prior periods on homes sold in the period presented and expensed to Interest expense on the Consolidated Statements of Operations.

Adjusted Net Income (Loss) and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad’s underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP net income (loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad’s operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad’s industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP.

The following table presents a reconciliation of Offerpad’s Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP net income (loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except percentages, unaudited)	2021	2020	2021	2020
Net income (loss) (GAAP)	$12,806	$(1,319)	$6,460	$(23,118)
Change in fair value of warrant liability	(15,649)	—	(2,464)	—

Adjusted net (loss) income	$(2,843)	$(1,319)	$3,996	$(23,118)
Adjusted net income margin	(0.3%)	(0.6%)	0.2%	(2.2%)
Adjustments:
Interest expense	6,178	1,627	15,848	10,031
Amortization of capitalized interest (1)	3,511	396	6,294	2,962
Income tax expense	—	163	170	163
Depreciation and amortization	90	126	523	434
Amortization of share based compensation	763	488	3,079	1,363

Adjusted EBITDA	7,699	1,482	29,910	(8,165)
Adjusted EBITDA margin	0.9%	0.7%	1.4%	(0.8%)

(1)

Amortization of capitalized interest represents all interest related costs, including senior and mezzanine secured credit facilities, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.